Exhibit 1.1
EXECUTION COPY
PEABODY ENERGY CORPORATION
$650,000,000 7.375% Senior Notes due 2016
$250,000,000 7.875% Senior Notes due 2026
UNDERWRITING AGREEMENT
October 5, 2006
Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
As representatives of the underwriters named in Schedule II (the “Representatives”)
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York, 10036
Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019
Ladies and Gentlemen:
     Peabody Energy Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”) $650,000,000 aggregate principal amount of its 7.375% Senior Notes due 2016 (the “2016 Notes”) and $250,000,000 aggregate principal amount of its 7.875% Senior Notes due 2026 (the “2026 Notes”) (collectively, the “Notes”) guaranteed by guarantees (the “Guarantees” and, together with the Notes, the “Securities”) of the Company’s domestic subsidiaries signatory hereto (collectively, the “Subsidiary Guarantors”) pursuant to the terms of an indenture (the “Base Indenture”), dated as of March 19, 2004, among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee, as supplemented by a supplemental indenture (the “2016 Supplemental Indenture”), to be dated on or about October 12, 2006, among the Company, the Trustee and the Subsidiary Guarantors relating to the 2016 Notes and by a supplemental indenture (the “2026 Supplemental Indenture”, and together with the 2016 Supplemental Indenture and the Base Indenture, the “Indenture”), to be dated on or about October 12, 2006, among the Company, the Trustee and the Subsidiary Guarantors relating to the 2026 Notes. This Agreement, the Notes, the Guarantees, the Indenture and (if executed) the Escrow Agreement (as defined herein) are hereinafter referred to collectively as the “Operative Documents.” The Company is issuing the Securities in connection with its acquisition (the “Acquisition”) of Excel Coal Limited (“Excel”) by a wholly-owned subsidiary of the Company.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (File No. 333-136108) on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated July 28, 2006 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “Preliminary Prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Preliminary Prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any Preliminary Prospectus, the Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
     The Company and the Subsidiary Guarantors hereby agree with the Underwriters as follows:
     SECTION 1. Representations, Warranties and Agreements of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors, jointly and severally, represent, warrant and agree that:
     (a) A registration statement on Form S-3 (File No. 333-136108) with respect to, among other things, the Securities has (i) been prepared by the Company and the Subsidiary Guarantors in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Rules and Regulations, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.
     (c) The Company is not an “ineligible issuer” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Rules and Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
     (d) The Company and each of its subsidiaries (as defined in Section 15) have been duly incorporated or organized, as the case may be, and are validly existing as their respective business entities and in good standing under the laws of their respective jurisdictions of incorporation or organization, as the case may be, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).
     (e) The Company has an authorized capitalization as set forth in each of the Time of Sale Prospectus and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus; and all of the issued and outstanding shares of capital stock or membership interests, as the case may be, of each wholly-owned subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities or claims described in each of the Time of Sale Prospectus and the Prospectus, and none of such shares of capital stock or membership interests, as the case may be, were issued in violation of preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company or any Subsidiary Guarantor is a party or otherwise.
     (f) Each of the Company and the Subsidiary Guarantors has all requisite power and authority to execute, deliver and perform its respective obligations under this Agreement and each of the other Operative Documents to which it is a party.
     (g) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.
     (h) The Indenture has been duly authorized by the Company and each of the Subsidiary Guarantors, and when duly executed by the proper officers of the Company and each of the Subsidiary Guarantors (assuming due execution and delivery by the Trustee) and delivered by the Company and each of the Subsidiary Guarantors, will constitute a legal, valid and binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The Indenture has been duly qualified under the Trust Indenture Act.
     (i) An escrow agreement substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”) has been duly authorized by the Company, and when duly executed by the proper officers of the Company (assuming due execution and delivery by the escrow agent thereunder) and delivered by the Company, will constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
     (j) The Notes have been duly authorized by the Company and when duly issued by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, when delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
     (k) The Guarantees have been duly authorized by each of the Subsidiary Guarantors and when duly endorsed on the Notes in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof will constitute legal, valid and binding obligations of each of the Subsidiary Guarantors entitled to the benefits of the Indenture and enforceable against each of the Subsidiary Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
     (l) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and the Subsidiary Guarantors will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or by-laws of the Company or any of its subsidiaries or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clauses (i) and (iii), such conflicts, breaches or violations that in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as may be required in connection with compliance with the securities or Blue Sky laws of various jurisdictions, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or any of the other Operative Documents by the Company and the Subsidiary Guarantors.
     (m) The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition and results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The other financial data, selected pro forma ratios and operating data included in the Time of Sale Prospectus and the Prospectus is presented fairly, in all material respects, and has been prepared on a basis consistent with such financial statements and the books and records of the Company.
     (n) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not have a Material Adverse Effect, or would not materially and adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and to the Company’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others.
     (o) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in each of the Time of Sale Prospectus and the Prospectus, any material loss or interference with its business that has had a Material Adverse Effect, whether from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the Time of Sale Prospectus and the Prospectus; and, since such date, there has not been any material change in the capital stock or material increase in the long-term debt of the Company or any of its subsidiaries or any change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect, other than as set forth or contemplated in each of the Time of Sale Prospectus and the Prospectus.
     (p) The Company is subject to and in full compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act.
     (q) The Company and each Subsidiary Guarantor (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (r) Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Time of Sale Prospectus and the Prospectus and who have delivered the initial letter referred to in Section 7(h) hereof, are and have been, independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported.
     (s) KPMG, who have certified certain financial statements of Excel, whose report appears in the Time of Sale Prospects and the Prospectus and who have delivered the initial letter referred to in Section 7(j) hereof, are and have been independent chartered accountants with respect to Excel under the Institute of Chartered Accountants in Australia’s Code of Professional Conduct—Section F1 “Professional Independence” during the periods covered by the financial statements on which they reported.
     (t) The market-related and industry data included in the Time of Sale Prospectus and the Prospectus are based upon estimates by the Company on or derived from sources that the Company and the subsidiaries believe to be reliable and accurate in all material respects.
     (u) The Company has such permits, licenses, franchises, certificates, consents, orders and other approvals or authorizations of any governmental or regulatory authority (“Permits”), including, without limitation, any permits or approvals required by the United States Environmental Protection Agency, the United States Office of Surface Mining Reclamation and Enforcement and corresponding state agencies, as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. The Company has fulfilled and performed in all material respects, all its material obligations with respect to the Permits, and, to the best knowledge of the Company, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Time of Sale Prospectus and the Prospectus and except to the extent that any such revocation or termination would not reasonably be expected to have a Material Adverse Effect.
     (v) To the knowledge of the Company, the Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.
     (w) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Time of Sale Prospectus and the Prospectus.
     (x) Except as would not reasonably be expected to have a Material Adverse Effect, the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except as would not reasonably be expected to have a Material Adverse Effect.
     (y) Each of the Company and the Subsidiary Guarantors has filed (or obtained extensions in filing) all federal, state and local income and franchise tax returns required to be filed through the date hereof (other than those the nonfiling of which would not be reasonably likely to have a Material Adverse Effect) and has paid all taxes due thereon, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP, those currently payable without penalty or interest or the nonpayment of which would not be reasonably likely to have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company and the Subsidiary Guarantors that has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a Material Adverse Effect.
     (z) Neither the Company nor any of the Subsidiary Guarantors (i) is in violation of its organizational documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, in the cases of clauses (ii) and (iii), such defaults, events, violations or failures that in the aggregate would not reasonably be expected to have a Material Adverse Effect.
     (aa) Except as set forth in the Time of Sale Prospectus and the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; except as set forth in, or specifically contemplated by, the Time of Sale Prospectus and the Prospectus; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.
     (bb) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Time of Sale Prospectus and the Prospectus or that would not reasonably be expected to have a Material Adverse Effect; and all real property held under lease by the Company and its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, is held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.
     (cc) Neither the Company nor any subsidiary is, or, as of the Closing Date (as defined below) after giving effect to the offer and sale of the Securities pursuant to this Agreement and the application of the proceeds as described in the Time of Sale Prospectus and the Prospectus under the section entitled “Use of Proceeds,” and neither the Company nor any subsidiary will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (dd) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned as of the date hereof to the Company or its securities or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any negative change in the outlook for any rating of the Company.
     (ee) Each of the Company and the Subsidiary Guarantors understands that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 7 hereof, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.
     (ff) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied with respect to the Registration Statement.
     (gg) There are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules

and Regulations that have not been described in the Prospectus or filed as exhibits to the Registration Statement.
     (hh) Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the Rules and Regulations.
     SECTION 2. [Intentionally Omitted]
     SECTION 3. Purchase, Sale and Delivery of the Securities. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Notes (and cause the Subsidiary Guarantors to issue the Guarantees) to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the amount of Notes set opposite that Underwriter’s name in Schedule II hereto. Each Underwriter will purchase such aggregate principal amount of 2016 Notes at an aggregate purchase price equal to 98.8% of the principal amount thereof and such aggregate principal amount of 2026 Notes at an aggregate purchase price equal to 97.553% of the principal amount thereof (collectively, the “Purchase Price”).
     The Company shall not be obligated to deliver any of the Securities to be delivered on the Closing Date (as defined below), except upon payment for all the Securities to be purchased on the Closing Date as provided herein.
     Delivery of and payment for the Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, at 9:00 A.M., New York City time, on October 12, 2006 or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Closing Date.”
     On the Closing Date, one or more Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), having an aggregate principal amount corresponding to the aggregate principal amount of Notes sold pursuant to this Agreement (collectively, the “Global Notes”), shall be delivered by the Company to the Underwriters against payment by the Underwriters of the Purchase Price thereof by wire transfer of immediately available funds as the Company may direct, subject to Section 7(p) hereof, by written notice delivered to you no later than one business day prior to the Closing Date. The Global Notes in definitive form shall be made available to the Underwriters for inspection not later than 2:00 p.m. on the business day prior to the Closing Date.
     SECTION 4. Offering of Notes by the Underwriters. Upon authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.
     SECTION 5. Further Agreements of the Company. The Company agrees:
     (a) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein (provided, however, this clause shall, in the case of any periodic or current report that the Company is required to file pursuant to Section 13(a), 13(c) or Section 15(d) under the Exchange Act prior to or at the Delivery Date, apply to the extent practicable in the light of the circumstances, but in any event, the Underwriters shall be notified in advance of any such filing that will be incorporated by reference in the Prospectus); to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Time of Sale Prospectus or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.
     (b) To furnish promptly to each of the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.
     (c) To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus and any amended or supplemented Prospectus; and, if the delivery of the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required at any time after the effective date of the Registration Statement in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriters and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.
     (d) To file promptly with the Commission any amendment to the Registration Statement, the Time of Sale Prospectus or the Prospectus or any supplement to the Time of Sale Prospectus or the Prospectus that may, in the judgment of the Company and the Underwriters, be required by the Securities Act or requested by the Commission.
     (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Time of Sale Prospectus or the Prospectus, any document incorporated by reference in the Prospectus or any prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing which consent shall not be unreasonably withheld.
     (f) To furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object, provided that the prior written consent of the Underwriters hereto shall be deemed to have been given in respect of the final term sheet attached hereto as Exhibit D hereto.
     (g) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (h) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (i) To make generally available to the Company’s security holders and to the Underwriters as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations.

     (j) For a period of five years following the effective date of the Registration Statement, to furnish to the Underwriters, to the extent such information is not freely available on the Internet, copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Notes may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.
     (k) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject or subject itself to taxation in excess of any nominal amount in any such jurisdiction where it is not then so subject) and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities.
     (l) To use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Securities.
     (m) To apply the net proceeds from the sale of the Notes as set forth in the Prospectus under the section entitled “Use of Proceeds.”
     (n) For the period that is two years after the Closing Date to take such steps as shall be necessary to ensure that neither the Company nor any subsidiary of the Company shall become an “investment company” within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.
     (o) If the third anniversary of the effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.
     (p) To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in the form of Exhibit D hereto, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.
     (q) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (ii) securities or warrants permitted with the prior written consent of the Representatives on behalf of the Underwriters).

     SECTION 6. Expenses. The Company agrees that, whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto (but not, however, legal fees and expenses of your counsel incurred in connection therewith); (ii) the costs of the preparation, printing and delivery of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus and any amendment or supplement to the Time of Sale Prospectus or the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (iii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing other than reasonable fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda), (iv) the issuance and delivery by the Company and the Subsidiary Guarantors of the Securities, (v) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company’s counsel and accountants, (viii) the costs and expenses of the Company relating to investor presentations on any road show undertaken in connection with the offering of the Notes, including without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (ix) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for “book-entry” transfer and (x) the performance by the Company and the Subsidiary Guarantors of its other obligations under this Agreement. Notwithstanding the foregoing, the Underwriters agree to reimburse the Company for fees, disbursements and expenses of the Company’s counsel in the amount of $82,500.
     SECTION 7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions.
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, the Time of Sale Prospectus or the Prospectus or otherwise shall have been complied with.
     (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Closing Date that the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Shearman & Sterling LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the other Operative Documents, the Time of Sale Prospectus, the Prospectus, and all other legal matters relating to this Agreement shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (d) Simpson Thacher & Bartlett LLP shall have furnished to the Underwriters its written opinion and negative assurance letter, as counsel to the Company and the Subsidiary Guarantors, each addressed to the Underwriters and dated as of the Closing Date, in form and substance reasonably satisfactory to the Underwriters and its counsel, substantially in the form attached hereto as Exhibit A-1 and Exhibit A-2, respectively.
     (e) Counsel for the Subsidiary Guarantors that are incorporated or organized, as the case may be, in the States of Illinois, Indiana, Kentucky and West Virginia shall have furnished to the Underwriters its written opinion, as counsel to the Subsidiary Guarantors, addressed to the Underwriters and dated as of the Closing Date, in form and substance reasonably satisfactory to the Underwriters and its counsel, substantially in the form attached hereto as Exhibit B.
     (f) The Underwriters shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated as of the Closing Date, with respect to the issuance and sale of the Securities, the Time of Sale Prospectus, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (g) Each of the Company, the Subsidiary Guarantors and the Trustee shall have entered into the Indenture and the Underwriters shall have received counterparts, conformed as executed, thereof.
     (h) At the time of execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP, a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Prospectus and the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Underwriters in connection with registered public offerings.
     (i) With respect to the letter of Ernst & Young LLP, referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Underwriters shall have received a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated as of the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Prospectus and the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
     (j) At the time of execution of this Agreement, the Underwriters shall have received from KPMG, a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent chartered accountants with respect to Excel under the Institute of Chartered Accountants in Australia’s Code of Professional Conduct—Section F1 “Professional Independence”, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Prospectus and the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Underwriters in connection with registered public offerings.
     (k) With respect to the letter of KPMG, referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Underwriters shall have received a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated as of the Closing Date (i) confirming that they are independent chartered accountants with respect to Excel under the Institute of Chartered Accountants in Australia’s Code of Professional Conduct—Section F1 “Professional Independence”, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Prospectus and the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
     (l) The Underwriters shall have received (i) a certificate from the Company, dated the Closing Date, signed by its Chief Executive Officer or President and its Chief Financial

Officer or Treasurer and (ii) a certificate from each Subsidiary Guarantor, dated as of the Closing Date, signed by an officer thereof stating, as applicable, that:
     (A) The representations and warranties of the Company and the Subsidiary Guarantors, as applicable, are true and correct as if made on and as of the Closing Date (other than to the extent any such representation or warranty is made expressly to a certain date), and the Company and the Subsidiary Guarantors, as applicable, have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder, to the extent a party hereto, at or prior to the Closing Date;
     (B) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Prospectus, except as described in the Time of Sale Prospectus and the Prospectus, no event or events have occurred, nor has any information become known, that, individually or in the aggregate, would have a Material Adverse Effect;
     (C) They have carefully examined the Time of Sale Prospectus and, in their opinion (A) as of the date hereof, the Time of Sale Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) since the date hereof no event has occurred that should have been set forth in a supplement or amendment to the Time of Sale Prospectus except as disclosed therein; and
     (D) The issuance and sale of the Securities by the Company and the Subsidiary Guarantors hereunder has not been enjoined (temporarily or permanently) by any court or governmental body or agency.
     (m)      (1) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Time of Sale Prospectus (exclusive of any amendment or supplement thereto after the date hereof) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations, of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.
     (n) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act, and (ii) no such organization shall have publicly announced or privately informed the Company that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.
     (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) or there shall have occurred any other calamity or crisis, including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (p) Unless not required in accordance with the circumstances described in the Time of Sale Prospectus and the Prospectus, each of the Company and an escrow agent shall have entered into the Escrow Agreement; and the Purchase Price shall have been placed in an escrow account, as governed by the Escrow Agreement, to fund the purchase price in connection with the Acquisition.
     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     SECTION 7.1 Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     SECTION 8. Indemnification and Contribution.
     (a) The Company and the Subsidiary Guarantors shall jointly and severally indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or in any amendment or supplement thereto, or (B) in any blue sky application or other document prepared or executed by the Company or the Subsidiary Guarantors (or based upon any written information furnished by the Company or the Subsidiary Guarantors) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) in any other materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application or Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Subsidiary Guarantors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company and the Subsidiary Guarantors may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.
     (b) Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Company, the Subsidiary Guarantors, their respective officers, each of their respective directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Subsidiary Guarantors or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, the Subsidiary Guarantors or any such director, officer, employee or controlling person.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ one counsel to represent jointly the Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Underwriters, directors, officers, employees and controlling persons to be jointly represented by such counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Subsidiary Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it was resold to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective Purchase obligations and not joint.
     (e) The Underwriters severally confirm and the Company and the Subsidiary Guarantors acknowledge that the names of the Underwriters set forth on the cover page of, and the names of the underwriters appearing in the table on page S-50, the second full paragraph after such table, the second sentence of the third full paragraph following such table, the fourth full paragraph following such table, the four bullet points following such fourth full paragraph, and the first full paragraph on page S-51 in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company and the Subsidiary Guarantors by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     SECTION 9. Defaulting Underwriters.
     If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Notes that the defaulting Underwriter agreed but failed to purchase on such Closing Date; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Notes on such Closing Date if the total amount of the Notes which the defaulting Underwriter agreed but failed to purchase on such date exceeds 9.09% of the total amount of Notes to be purchased on such Closing Date, and the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the amount of Notes which they agreed to purchase on such Closing Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the non-defaulting Underwriters, or those other Underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, all of the Notes to be purchased on such Closing Date. If the non-defaulting Underwriters do not elect to purchase the Notes which the defaulting Underwriter agreed but failed to purchase on such Closing Date, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule II hereto who, pursuant to this Section 9, purchases the Notes which a defaulting Underwriter agreed but failed to purchase.
     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Subsidiary Guarantors for damages caused by its default. If the non-defaulting Underwriter is obligated or agrees to purchase the Notes of the defaulting or withdrawing Underwriter, either the non-defaulting Underwriter or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Prospectus, in the Time of Sale Prospectus or in any other document or arrangement.
     SECTION 10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(m), 7(n) and 7(o) shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.
     SECTION 11. Reimbursement of Underwriters’ Expenses. If the Company and the Subsidiary Guarantors shall fail to deliver the Securities to the Underwriters by reason of any failure, refusal or inability on the part of the Company and the Subsidiary Guarantors to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company and the Subsidiary Guarantors is not fulfilled, the Company and the Subsidiary Guarantors will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company and the Subsidiary Guarantors shall pay the full amount thereof to the Representatives.
     SECTION 12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to the care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York, 10036, Attention: Ken Pott (Fax: (212-507-4189), with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Jason Lehner, Esq. (Fax: (646) 848-7974);
     (b) if to the Company and the Subsidiary Guarantors, shall be delivered or sent by mail, telex or facsimile transmission to the Company, 701 Market Street, St. Louis, MO. 63101-1826, Attention: Chief Financial Officer, (Fax: (314) 342-7597), with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017-3909, Attention: Rise B. Norman, Esq. (Fax: (212) 455-2502);
provided, however, that any notice to an Underwriter pursuant to Section 8(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to Morgan Stanley & Co. Incorporated, which address will be supplied to any other party hereto by Morgan Stanley & Co. Incorporated upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Morgan Stanley & Co. Incorporated.
     SECTION 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Subsidiary Guarantors and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Subsidiary Guarantors contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees of the Underwriters and each person or persons, if any, who control any Underwriters within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors, officers and any person controlling the Company and the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     SECTION 14. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Subsidiary Guarantors and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
     SECTION 15. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Securities Act.
     SECTION 16. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.
     (b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.
     SECTION 17. Jurisdiction. Each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York, over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York or that such suit, action or proceeding brought in the courts of the State of New York or United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.
     SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.
     SECTION 19. Counterparts. This Agreement may be executed in multiple counterparts and, if executed in counterparts, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     SECTION 20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     If the foregoing correctly sets forth the agreement among the Company, the Subsidiary Guarantors and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ISSUER

PEABODY ENERGY CORPORATION

By: /s/ Walter L. Hawkins, Jr.

Name:	Walter L. Hawkins, Jr.
Title: Vice President and Treasurer
SIGNATURE PAGE TO UNDERWRITING AGREEMENT

GUARANTORS

AFFINITY MINING COMPANY
AMERICAN LAND DEVELOPMENT, LLC
AMERICAN LAND HOLDINGS OF ILLINOIS, LLC
AMERICAN LAND HOLDINGS OF INDIANA, LLC
AMERICAN LAND HOLDINGS OF KENTUCKY, LLC
APPALACHIA MINE SERVICES, LLC
ARCLAR COMPANY, LLC
ARID OPERATIONS INC.
BEAVER DAM COAL COMPANY
BIG RIDGE, INC.
BIG SKY COAL COMPANY
BLACK BEAUTY COAL COMPANY
BLACK BEAUTY EQUIPMENT COMPANY
BLACK BEAUTY HOLDING COMPANY, LLC
BLACK BEAUTY RESOURCES, LLC
BLACK HILLS MINING COMPANY, LLC
BLACK STALLION COAL COMPANY, LLC
BLACK WALNUT COAL COMPANY
BLUEGRASS MINE SERVICES, LLC
BTU EMPIRE CORPORATION
BTU WESTERN RESOURCES, INC.
CABALLO COAL COMPANY
CENTRAL STATES COAL RESERVES OF ILLINOIS, LLC
CENTRAL STATES COAL RESERVES OF INDIANA, LLC
CENTRAL STATES COAL RESERVES OF KENTUCKY, LLC CHARLES COAL COMPANY, LLC
CLEATON COAL COMPANY
COAL PROPERTIES, LLC
COAL RESERVE HOLDING LIMITED LIABILITY COMPANY NO. 1
COAL RESERVE HOLDING LIMITED LIABILITY COMPANY NO. 2
COALSALES, LLC
COALSALES II, LLC
SIGNATURE PAGE TO UNDERWRITING AGREEMENT

COALTRADE INTERNATIONAL, LLC
COALTRADE, LLC
COLONY BAY COAL COMPANY
COLORADO COAL RESOURCES, LLC
COLORADO YAMPA COAL COMPANY
COOK MOUNTAIN COAL COMPANY, LLC
COTTONWOOD LAND COMPANY
COULTERVILLE COAL COMPANY, LLC
CYPRUS CREEK LAND COMPANY
CYPRUS CREEK LAND RESOURCES, LLC
DIXON MINING COMPANY, LLC
DODGE HILL HOLDING JV, LLC
DODGE HILL MINING COMPANY, LLC
DODGE HILL OF KENTUCKY, LLC
DYSON CREEK COAL COMPANY, LLC
EACC CAMPS, INC.
EASTERN ASSOCIATED COAL, LLC
EASTERN COAL COMPANY, LLC
EASTERN COAL HOLDING COMPANY, INC.
EASTERN ROYALTY CORP.
FALCON COAL COMPANY
FORT ENERGY, LLC
GALLO FINANCE COMPANY
GOLD FIELDS CHILE, LLC
GOLD FIELDS MINING, LLC
GOLD FIELDS ORTIZ, LLC
GRAND EAGLE MINING, INC.
HAYDEN GULCH TERMINAL, INC.
HIGHLAND MINING COMPANY, LLC
HIGHWALL MINING SERVICES COMPANY
HILLSIDE MINING COMPANY
HMC MINING, LLC
INDEPENDENCE MATERIAL HANDLING, LLC
INDIAN HILL COMPANY
INTERIOR HOLDINGS, LLC
JAMES RIVER COAL TERMINAL, LLC
JARRELL’S BRANCH COAL COMPANY
JUNIPER COAL COMPANY
KAYENTA MOBILE HOME PARK, INC.
SIGNATURE PAGE TO UNDERWRITING AGREEMENT

LOGAN FORK COAL COMPANY
MARTINKA COAL COMPANY, LLC
MIDCO SUPPLY AND EQUIPMENT CORPORATION
MIDWEST COAL ACQUISITION CORP.
MIDWEST COAL RESERVES OF ILLINOIS, LLC
MIDWEST COAL RESERVES OF INDIANA, LLC
MIDWEST COAL RESOURCES, LLC
MOUNTAIN VIEW COAL COMPANY, LLC
MUSTANG ENERGY COMPANY, L.L.C.
NEW MEXICO COAL RESOURCES, LLC
NORTH PAGE COAL CORP.
OHIO COUNTY COAL COMPANY
PATRIOT COAL COMPANY, L.P.
PATRIOT MIDWEST HOLDINGS, LLC
PDC PARTNERSHIP HOLDINGS, LLC
PEABODY AMERICA, INC.
PEABODY ARCHVEYOR, L.L.C.
PEABODY CARDINAL GASIFICATION, LLC
PEABODY COAL COMPANY, LLC
PEABODY DEVELOPMENT COMPANY, LLC
PEABODY ELECTRICITY, LLC
PEABODY ENERGY GENERATION HOLDING COMPANY
PEABODY ENERGY INVESTMENTS, INC.
PEABODY ENERGY SOLUTIONS, INC.
PEABODY HOLDING COMPANY, LLC
PEABODY INVESTMENTS CORP.
PEABODY NATURAL GAS, LLC
PEABODY NATURAL RESOURCES COMPANY
PEABODY POWERTREE INVESTMENTS, LLC
PEABODY RECREATIONAL LANDS, L.L.C.
PEABODY SOUTHWESTERN COAL COMPANY
PEABODY TERMINALS, LLC
PEABODY VENEZUELA COAL CORP.
PEABODY VENTURE FUND, LLC
SIGNATURE PAGE TO UNDERWRITING AGREEMENT

PEABODY-WATERSIDE DEVELOPMENT, L.L.C.
PEABODY WESTERN COAL COMPANY
PEC EQUIPMENT COMPANY, LLC
PINE RIDGE COAL COMPANY, LLC
POINT PLEASANT DOCK COMPANY, LLC
POND CREEK LAND RESOURCES, LLC
POND RIVER LAND COMPANY
PORCUPINE PRODUCTION, LLC
PORCUPINE TRANSPORTATION, LLC
POWDER RIVER COAL, LLC
POWDER RIVER RESOURCES, LLC
PRAIRIE STATE GENERATING COMPANY, LLC
RANDOLPH LAND HOLDING COMPANY, LLC
RIVERS EDGE MINING, INC.
RIVERVIEW TERMINAL COMPANY
SCHOOL CREEK COAL COMPANY, LLC
SCHOOL CREEK COAL RESOURCES, LLC
SENECA COAL COMPANY
SENTRY MINING, LLC
SHOSHONE COAL CORPORATION
SNOWBERRY LAND COMPANY
STAR LAKE ENERGY COMPANY, L.L.C.
STERLING SMOKELESS COAL COMPANY, LLC
SUGAR CAMP PROPERTIES
THOROUGHBRED, L.L.C.
THOROUGHBRED GENERATING COMPANY, LLC
THOROUGHBRED MINING COMPANY, L.L.C.
TWENTYMILE COAL COMPANY
SIGNATURE PAGE TO UNDERWRITING AGREEMENT

UNION COUNTY COAL COMPANY, LLC
WEST ROUNDUP RESOURCES, INC.
YANKEETOWN DOCK, LLC

By: /s/ Walter L. Hawkins, Jr.

Name: Walter L. Hawkins, Jr.
Title:	Vice President and Treasurer
SIGNATURE PAGE TO UNDERWRITING AGREEMENT

Accepted:
Morgan Stanley & Co. Incorporated

By: /s/ Whitner Marshall

Authorized Representative

Lehman Brothers Inc.

By: /s/ Timothy N. Hartzell

Authorized Representative
For themselves and as representatives
of the other Underwriters named
in Schedule II hereto
SIGNATURE PAGE TO UNDERWRITING AGREEMENT

SCHEDULE I
Time of Sale Prospectus
1	the prospectus dated July 28, 2006 relating to the Shelf Securities

2.	the preliminary prospectus supplement dated October 2, 2006 relating to the Securities

3.	term sheet in the form attached hereto as Exhibit D

SCHEDULE II

	Principal Amount	Principal Amount
	of Senior Notes	of Senior Notes
Underwriters	due 2016	due 2026
Morgan Stanley & Co. Incorporated	$232,141,000	$89,285,000
Lehman Brothers Inc.	165,815,000	63,775,000
Banc of America Securities LLC	86,224,000	33,163,000
Citigroup Global Markets Inc.	66,327,000	25,510,000
BNP Paribas Securities Corp.	16,582,000	6,378,000
Calyon Securities (USA) Inc.	16,582,000	6,378,000
HSBC Securities (USA) Inc.	16,582,000	6,378,000
Greenwich Capital Markets, Inc.	16,582,000	6,378,000
ABN AMRO Incorporated	6,633,000	2,551,000
BMO Capital Markets Corp.	6,633,000	2,551,000
Credit Suisse Securities (USA) LLC	6,633,000	2,551,000
PNC Capital Markets LLC	6,633,000	2,551,000
Wells Fargo Securities, LLC	6,633,000	2,551,000

Total	$650,000,000	$250,000,000

EXHIBIT A-1
Form of Simpson Thacher & Bartlett LLP Opinion
[to be attached]

EXHIBIT A-2
Form of Simpson Thacher & Bartlett LLP Negative Assurance Opinion
[to be attached]

EXHIBIT B
[to be attached]

Exhibit C
Escrow Agreement
[to be attached]

Exhibit D
ISSUER FREE WRITING PROSPECTUS
SUPPLEMENTING PRELIMINARY PROSPECTUS DATED OCTOBER 2, 2006
Filed pursuant to Rule 433
Registration Number: 333-136108

New Issue Summary	October 5, 2006

Issuer:	Peabody Energy Corporation

Guarantors:	Subject to certain exceptions, our obligations under the notes will be jointly and severally guaranteed on a senior unsecured basis by all our existing domestic subsidiaries. In addition, any domestic subsidiary that executes a guarantee under our senior unsecured credit facility will be required to guarantee the notes.

Securities:	Senior Notes due 2016 and Senior Notes due 2026

Gross Proceeds of 2 Tranches:	$896,882,500

Principal Amounts of Each Tranche:	Senior Notes due 2016: $650,000,000
Senior Notes due 2026: $250,000,000

Gross Proceeds of Each Tranche:	Senior Notes due 2016: $650,000,000
Senior Notes due 2026: $246,882,500

Coupon:	Senior Notes due 2016: 7.375%
Senior Notes due 2026: 7.875%

Price per Bond:	Senior Notes due 2016: 100%
Senior Notes due 2026: 98.753%

Yield:	Senior Notes due 2016: 7.375%
Senior Notes due 2026: 8.000%

Maturity:	Senior Notes due 2016: November 1, 2016
Senior Notes due 2026: November 1, 2026

Interest:	Semi-Annual

Interest Payments:	May 1 and November 1, commencing May 1, 2007

Use of Proceeds:	We intend to use the net proceeds of the offering, together with the proceeds of other sources of financing, to consummate the acquisition of Excel Coal Limited, with any remaining proceeds being used for general corporate purposes. The shareholders of Excel have approved the acquisition. The acquisition remains subject to certain other closing conditions, including approval by an Australian court, the absence of a material adverse change with respect to Excel and other conditions.
Underwriters:	Morgan Stanley/Lehman Brothers (Jt-Bookrunning Managers); ABN AMRO Incorporated/Banc of America Securities LLC/BMO Capital Markets/BNP Paribas/Calyon Securities (USA)/Citigroup/Credit Suisse/HSBC/PNC Capital Markets LLC/RBS Greenwich Capital/Wells Fargo Securities (Co-Managers)

Distribution Method:	Registered

Trade Date:	October 5, 2006

Settlement Date:	October 12, 2006 (T+4)

Optional Redemption:	Makewhole Call at Relevant Treasury Yield plus:
50 basis points (Senior Notes due 2016)
50 basis points (Senior notes due 2026)

CUSIP:	Senior Notes due 2016: 704549 AE 4
Senior Notes due 2026: 704549 AF 1
The issuer and the guarantors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantors have filed with the SEC for more complete information about the issuer, the guarantors and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649 (institutional investors) or 1-800-584-6837 (retail investors).
Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.